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                                                                   Exhibit 10.10


                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated as of June 8, 1999, by and between espernet.com, inc., a Delaware corporation (the "Company"), and Espernet.com, Inc., a New York corporation (the "Provider").

         WHEREAS, the Company desires that the Provider perform certain management and administration services for the Company, and the Provider desires to perform such management and administrative services for the Company, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing, and of the mutual premises, covenants, agreements, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Agreement to Provide Administrative Services. The Provider shall provide or cause to be provided to the Company, if, when and to the extent required by the Company, the administrative services described in Exhibit A and such other services that the Provider, is capable of providing with its then-current personnel and facilities without unreasonable interference with its normal business operations (the "Administrative Services").

         2. Charges for Services. For all costs and expenses, including third-party charges, incurred by the Provider in providing the Administrative Services to the Company that are separately identifiable, the Company shall pay to the Provider the actual cost thereof. For Administrative Services provided by the Provider's employees, the actual costs shall include, without limitation,
(i) an hourly charge for such employees' time which shall approximate the Provider's cost of such employee's compensation and benefits and (ii) an overhead charge in an amount equal to a pro rata share of the Provider's general and administrative costs based on the ratio of employee time devoted to providing the Administrative Services to the total Provider employee time. For all costs and expenses, including third-party charges, incurred by the Provider in providing the Administrative Services to the Company that are not separately identifiable, the Company shall pay to the Provider that portion of such costs and expenses reasonably attributable to the Company. The amount of such payments shall be determined using generally accepted accounting principles consistently applied.

         3. Invoices. Except for items as to which other payment arrangements have been made, the Provider shall submit to the Company, by the 15th day of each month, an invoice for all charges associated with the Administrative Services for the preceding month and any adjustments for prior months. Except as provided in this Section 3 business hereof, the Company shall remit payment in full before the last business day of the month in which the invoice is received for all charges invoiced on or before the 15th day of such month. From the Effective
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Date through the date of the Company's IPO, all charges shall be accrued but not paid until the closing of the IPO. Notwithstanding any other provision of this
Section 3, the Provider shall timely make any and all payments to third parties necessary to ensure continued services of the types contemplated in this Agreement.

         4. Disputes. In the event of a dispute as to an invoiced amount, the Company shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute. The Company shall promptly notify the Provider of any such dispute. Each party will provide the other sufficient records and information to resolve any such dispute and, without limiting the rights and remedies of the parties hereunder, will negotiate in good faith a resolution thereto.

         5. Method of Payment. Transfer of funds pursuant to this Agreement shall be made in U.S. dollars by Company check or wire transfer of immediately available funds to an account or accounts specified by the party receiving such payment. Whenever any payment hereunder is required or requested on a day other than a business day, such payment shall be made on the next succeeding business day and any such extension of time shall be included in the computation of the payment of interest.

         6. Performance of Administrative Services.

                  (a) Degree of Care. The Provider shall perform the Administrative Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs.

                  (b) Certain Limitations. Each party acknowledges that the Administrative Services shall be provided only with respect to the business of the Company and its respective subsidiaries as such businesses exist as of the Effective Date or as otherwise mutually agreed by the parties.

         7. Limitations on Liability and Indemnification.

                  (a) Limitations on Liability. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions hereof. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. Notwithstanding the foregoing, each party shall use its best efforts to timely cure any defect in or failure of performance (whether as a result of negligence or otherwise) and to otherwise correct or improve the level of performance in order to render


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Administrative Services substantively and qualitatively equal to or better than those presently being rendered.

                  (b) Indemnification. Subject to the limitations on liability set forth in Section 7(a) hereof, each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations hereunder or the breach by such indemnifying party of any of the express provisions hereof.

                  (c) Survival. The provisions of this Section 7 shall survive any termination of this Agreement.

         8. Term of Agreement. This Agreement shall be effective until it is terminated by either party in accordance with Section 12 hereof.

         9. Confidentiality. Each party will hold in trust and maintain confidential and, except as required by law, not disclose to others without the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it in connection with the performance of its obligations hereunder (the "Information"). Within ninety (90) days after the date of termination of this Agreement, each party will return to the other party, all documents, data and other materials of whatever nature relating to the businesses of the other and its subsidiaries that it obtained in connection with the performance of its obligations hereunder, provided that the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination. The provisions of this Section 9 shall survive any termination of this Agreement.

         10. Representations and Covenants of the Company. The Company hereby represents and covenants to the Provider as follows:

                  (a) The Company is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as it is now being conducted.

                  (b) The Company has and will continue to conduct its Internet service provider in accordance and compliance with any and all laws, regulations and professional business standards applicable thereto.

                  (c) The Company agrees to do everything within its ability to reasonably protect the ongoing goodwill of the Provider.


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         11. Relationship of the Parties.

                  (a) Independent Contracting Parties. The Provider and the Company are independent contracting parties. Nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship.

                  (b) Benefits and Taxes. The Company and the Provider hereby understand and agree that:

                           (i) The Company will not withhold on behalf of the
Provider, and the Provider will not withhold on behalf of the Company, any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body; and

                           (ii) The Company and the Provider are individually
responsible for all of such payments, withholdings, and benefits, if any. Each party hereby agrees to indemnify and hold the other party harmless for any of the above costs which are not the responsibility of such other party.

         12. Termination. This Agreement may be terminated by either party upon 30 days written notice to the other party. The Provider shall provide on invoice for all Administrative Services provided pursuant to this Agreement within 15 days of such written notice and the Company shall have 15 days from receipt of such invoice to make payment therefore in accordance with Paragraph 3 hereof.

         13. Miscellaneous Provisions.

                  (a) Arbitration. In the event of any dispute, claim or controversy concerning, arising out of or relating to this Agreement, its effect, the breach thereof, or the transactions contemplated by it, including without limitation, issues of arbitrability, the same shall be settled by arbitration in accordance with the Federal Arbitration Act (Title 9 of the U.S.
Code) and the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The arbitration shall be before one neutral arbitrator to be selected in accordance with the AAA Rules whose decision shall be rendered in writing. The results of the arbitration shall be final and binding upon the parties, with costs paid by the party who does not prevail in the arbitration as determined by the arbitrator, and judgment on the award may be entered in any court having jurisdiction thereof. In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of New York without regard to principles of conflict of laws. The arbitration shall be held in New York, or at such other place as may be selected by mutual agreement of the parties. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Neither party nor the arbitrator may


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disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties, unless required to do so by order of a governmental authority, or as required by either party's auditors in connection with the preparation of audited financial statements, or as required by the disclosure requirements of any U.S. or foreign securities law, regulation or stock exchange rule, or if a petition to enforce arbitration is necessary to be filed with a court of competent jurisdiction.

                  (b) Applicable Law. This Agreement will be deemed to be a contract made under the laws of the State of New York and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of New York, without regard to principles of conflict of laws.

                  (c) Prevailing Agreement. The terms and provisions of this Agreement entirely supersede any other agreement between the parties with respect to the subject matter hereof and constitute the entire agreement between the parties.

                  (d) Inurement. This Agreement will inure to the benefit of and be binding upon the parties, their heirs, administrators, successors and assigns.

                  (e) Counterparts. This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original and which will together constitute the one and the same agreement; and it will not be necessary in proving this Agreement to produce or to prove more than one such counterpart.

                  (f) Severability. If an arbitration proceeding or court of competent jurisdiction, the parties agree that the arbitrator or court shall limit the scope or duration shall find any term or provision deemed by an arbitration proceeding or court of competent jurisdiction to be unenforceable and invalid for any other reason shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.


                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement on the day first above written.


                                            THE COMPANY:

                                            ESPERNET.COM. INC. (Delaware)



                                            By:________________________________
                                               Name:
                                               Title:


                                            THE PROVIDER:

                                            ESPERNET.COM, INC. (New York)



                                            By:________________________________
                                               Name:
                                               Title:


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                                    EXHIBIT A

             ADMINISTRATIVE SERVICES TO BE PROVIDED BY THE PROVIDER


         The Provider shall provide or cause to be provided to the Company the services of its employees and consultants, including, but not limited to: management, accounting and financial, legal, research and development, acquisition representatives and finders, systems and other support, and such other administrative services as the Provider is capable of providing with its then-current personnel and facilities without unreasonable interference with the Provider's normal business operations.

         The Provider shall also provide the Company with the use of the Provider's facilities, equipment and supplies, including computer hardware and software and peripherals, telephone, photocopiers, facsimile and postage machines.